Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 13, 1998, accompanying the consolidated financial statements of White Eagle Financial Group, Inc. and Subsidiary (Predecessor Company) contained in Amendment No. 1 to the Registration Statement and Prospectus (file No. 33-60307). We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP


West Palm Beach, Florida
September 8, 1998